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                                                                      EXHIBIT 11



Statement Regarding Computation of Earnings Per Share

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

                                                                Fourth Quarter Ended                            Year Ended
(in 000's, except per share amounts)                        Jan. 2, 1999      Jan 3, 1998      Jan. 2, 1999     Jan 3, 1998
                                                            ------------      -----------      ------------     -----------
Weighted average shares outstanding                            48,171            46,673            47,780            47,483

Effect of dilutive securities                                   1,191             1,375             1,504             1,392
                                                              -------           -------           -------           -------
Shares for diluted EPS                                         49,362            48,048            49,284            48,875
                                                              =======           =======           =======           =======

Income from continuing operations                             $22,642           $18,930           $94,198           $70,771
                                                              =======           =======           =======           =======

Per share amounts:

   Basic                                                      $  0.47           $  0.41           $  1.97           $  1.49
                                                              =======           =======           =======           =======

   Diluted                                                    $  0.46           $  0.39           $  1.91           $  1.45
                                                              =======           =======           =======           =======
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